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EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-01632, 333-15655,
333-29431, 333-52417, 333-58605, 333-62828 and 333-92160 on Form S-8 of
PETsMART, Inc. of our report dated March 4, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle in fiscal 2002), appearing in this Annual Report on Form 10-K of PETsMART, Inc. for the fiscal year ended February 2, 2003.







DELOITTE & TOUCHE LLP

Phoenix, Arizona
April 15, 2003